TERMINATION AGREEMENT
                              ---------------------

     THIS  TERMINATION  AGREEMENT  (the  "Agreement")  is  made and entered into
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effective  as  of  January    ,  2005,  by  and  between  INTREPID  TECHNOLOGY &
                            --
RESOURCES,  INC.,  a  Delaware  corporation (the "Company"), and CORNELL CAPITAL
                                                  -------
PARTNERS, LP, a Delaware limited partnership (the "Investor").
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                                    Recitals:
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     WHEREAS,  on  October  13, 2004, the Company and Investor entered into that certain Standby Equity Distribution Agreement, as well as the related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement of even date therewith (together with the Standby Equity Distribution Agreement, the "Transaction Documents");
      ----------------------

     NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Termination.  The  Transaction Documents are hereby terminated, as are
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          the  respective  rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

     2.   Payment  of  Fees.  Notwithstanding the termination of the Transaction
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          Documents, the Company shall pay to the Investor the Investor's Shares as the commitment fee as outlined in Section 12.4(b)(ii) of the Standby Equity Distribution Agreement and the compensation outlined in
          Section 2A of the Placement Agent Agreement. The parties acknowledge that such shares have previously been issued to the Investor and the Placement Agent.

                     [SIGNATURE BLOCK ON THE FOLLOWING PAGE]


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     IN  WITNESS WHEREOF, the parties have signed and delivered this Termination
Agreement  on  the  date  first  set  forth  above.

                                        INTREPID TECHNOLOGY & RESOURCES, INC.


                                        By:
                                           -------------------------------------
                                        Name   Dr. Dennis D. Keiser
                                        Title: CFO


                                        CORNELL CAPITAL PARTNERS, LP

                                        BY:   YORKVILLE ADVISORS, LLC
                                        ITS:  GENERAL PARTNER

                                              By:
                                                 -------------------------------
                                              Name   Mark Angelo
                                              Title: Managing Member


                                        SOLELY WITH RESPECT TO THE PLACEMENT
                                        AGENT AGREEMENT:

                                        NEWBRIDGE SECURITIES CORPORATION

                                        By:
                                           -------------------------------------
                                        Name   Guy Amico
                                        Title: President


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